UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2008

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On December 3, 2008, Ramco-Gershenson Properties Trust (the “Company) announced that its Board of Trustees declared a fourth quarter common share dividend of $0.2313.  This rate represents a 50 % reduction from the third quarter dividend and results in an annual rate for 2008 of $1.62 per common share.  In addition, the Board of Trustees has indicated that the 2009 dividend is expected to be at an annualized rate of $0.9252 per common share.  A copy of the December 3, 2008, press release announcing the fourth quarter common share and the reduced annualized dividend rate is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibit.

99.1	Press release, dated December 3, 2008, titled “Ramco-Gershenson Announces Fourth Quarter Common Share Dividend; Reduces Annualized Dividend Rate”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	December 3, 2008	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated December 3, 2008, titled “Ramco-Gershenson Announces Fourth Quarter Common Share Dividend; Reduces Annualized Dividend Rate”

4